Exhibit (a)(15)


                         UNITED STATES DISTRICT COURT
                     FOR THE WESTERN DISTRICT OF VIRGINIA

                              Lynchburg Division

-----------------------------------------x
                                         :
ROGER RYAN, On Behalf of Himself And     :
All others Similarly Situated,           :
                                         :
                  Plaintiff,             :
                                         :
      vs.                                : C.A. No. 6:03cv00051

DANA CORPORATION; BENJAMIN F.            : ORDER GRANTING DISMISSAL
BAILAR; A. CHARLES BAILLIE;              :
EDMUND M. CARPENTER; ERIC                :
CLARK; CHERYL W. GRISE; GLEN H. HINER;   :
JAMES P. KELLY; JOSEPH M. MAGLOICHETTI;  :
MARILYN R. MARKS; RICHARD B. PRIORY; and :
FERNANDO M. SENEROS,                     :
                                         :
                     Defendants.         :
                                         :
                                         :
-----------------------------------------x

                            ORDER GRANTING DISMISSAL
                            ------------------------

     IT IS HEREBY ORDERED AND DECREED, this 1st day of August, 2003, that the above captioned matter is dismissed without prejudice pursuant to the plaintiff's request for voluntary dismissal pursuant to Rule 41(a)(2) of the Federal Rules of Civil Procedure.

                                                  /s/ Norma I. Moon
                                                ------------------------------
                                                  United States District Judge